 For Immediate Release

Contacts:  Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com
Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN TV Corp. Announces First Quarter 2011 Results

PROVIDENCE, RI, April 27, 2011 – LIN TV Corp. (“LIN Media”; NYSE: TVL), a local multimedia company, today reported its first quarter 2011 results.

Summary of Results for the First Quarter Ended March 31, 2011

•	Net revenues increased by 1% to $92.6 million, compared to $91.8 million for the first quarter of 2010.

•	Digital revenues, which include Internet advertising revenues and retransmission consent fees, increased by 31% to $17.2 million, compared to $13.2 million for the first quarter of 2010.

•
General operating expenses increased by 6% to $70.0 million, compared to $66.1 million for the first quarter of 2010, driven by an increase in cost of sales tied to digital revenue growth and the impact of a prior year non-recurring benefit. All other general operating costs increased by 1%.

•	Operating income was $15.6 million, compared to operating income of $16.3 million for the first quarter of 2010.

•	Net income per diluted share was $0.03, compared to net income per diluted share of $0.06 for the first quarter of 2010.

Commenting on first quarter 2011 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: "We delivered another strong performance in the first quarter, in spite of significant uncertainty that continues to weigh on the economy. Digital revenues increased 31% compared to the prior year and are now 19% of total net revenues, the highest contribution since the launch of our digital strategy in 2007. Our growth in digital revenues, strength of our local brands and multiplatform strategy, helped offset the decrease in political revenues to begin this non election year and contributed to our overall growth."

Operating Highlights

TV Station Ratings and Revenue

•	The Company was ranked number one or number two for 81% of its ABC, CBS, FOX and NBC news stations in their local markets based on viewership among key demographics1.

•
Core local and national advertising sales combined, which excludes political advertising sales, decreased by 2% to $82.5 million, compared to $84.3 million for the first quarter of 2010, which included the benefit of advertising during the 2010 Winter Olympics. The automotive category, which represented 23% of our local and national advertising sales for the quarter, increased to $19.4 million, compared to $19.3 million for the same quarter in 2010.

1 Nielsen Media Research; Average of LIN Media’s February 2011 ratings based on key demographics: M-F, early morning, early evening, late news. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this report.

Digital and Interactive Initiatives

•
During the first quarter of 2011, the Company delivered over 37 million total video impressions and engaged 50 million daily unique visitors on its stations’ web sites. Average time on site during the quarter was more than 21 minutes.

•
According to comScore’s March 2011 reporting, 88% of the Company’s measured station web sites ranked number one or number two in their local market for unique visitors and 94% ranked number one or number two in their local market for time spent on site, versus the Company’s measured local broadcast competitors2.

•
Mobile impressions, which include usage of the Company’s mobile web sites and smartphone and tablet applications, were approximately 89 million during the first quarter of 2011, compared to 42 million during the first quarter of 2010.

•	During the first quarter of 2011, the Company delivered over 297 million user actions, an increase of 44% over the first quarter of 2010.

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of March 31, 2011 was $619.6 million, as compared to $623.3 million as of December 31, 2010.  Cash and cash equivalent balances as of March 31, 2011 were $26.8 million, as compared to $11.6 million as of December 31, 2010. During the quarter ended March 31, 2011, the Company paid $4.0 million of principal on its term loan balance.  There were no amounts outstanding on the Company’s revolving credit facility at March 31, 2011 or December 31, 2010, with $48.7 million available for borrowing under the facility as of March 31, 2011.  Consolidated leverage, as defined in the Company’s credit agreement, was 4.4x as of March 31, 2011, compared to 4.3x as of December 31, 2010. Other components of cash flow for the first quarter of 2011 included cash capital expenditures of $2.6 million and cash payments for programming of $6.8 million.

Subsequent Event

On April 8, 2011, the FCC approved applications from ACME Television Inc. and its affiliate ACME Television Licenses of Ohio, LLC to assign the FCC license of WCWF-TV in the Green-Bay-Appleton, WI market to a subsidiary of LIN Television, and to assign the license of WBDT-TV in the Springfield, OH market to a third party, WBDT Television, LLC.  The Company expects its acquisitions of WCWF-TV and certain assets of WBDT-TV to close during the second quarter of 2011.

Business Outlook

The Company has provided historical quarterly financial information for its continuing operations on its web site.  Interested parties should go to the Investor Relations section of www.linmedia.com.

The Company expects that second quarter 2011 net revenues will increase in the range of 3% to 6% (or $2.5 million to $5.7 million), compared to net revenues of $99.5 million for the second quarter of 2010.

The Company expects that its direct operating and selling, general and administrative expenses, which includes digital cost of sales and other variable sales related expenses, will increase in the range of 7% to 9% (or $4.2 million to $5.3 million) for the second quarter of 2011, compared to reported expenses of $56.5 million for the second quarter of 2010.

2 comScore media metrics data; March 2011. The Company’s Columbus site is not measured by comScore.

The Company’s current outlook for revenues, expenses and cash flow items for the second quarter of 2011, excluding special items, are anticipated to be in the following ranges:

Second Quarter 2011
Net advertising revenues	$79.0 to $81.0 million
Net digital revenues	$20.0 to $20.6 million
Network comp/Barter/Other revenues	$3.0 to $3.6 million
Total net revenues	$102.0 to $105.2 million
Direct operating and selling, general and administrative expenses(1)	$60.7 to $61.8 million
Station non-cash stock-based compensation expense	$0.3 to $0.4 million
Amortization of program rights	$5.3 to $6.2 million
Cash payments for programming	$6.7 to $7.2 million
Corporate expense(1)	$6.1 to $6.7 million
Corporate non-cash stock-based compensation expense	$1.3 to $1.5 million
Depreciation and amortization of intangibles	$7.0 to $7.5 million
Cash capital expenditures	$4.0 to $5.0 million
Cash interest expense	$11.0 to $12.0 million
Principal amortization of the term loan	$0.5 million
Cash taxes	$0.3 to $0.4 million
Effective tax rate	38% to 40%

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(1) Includes non-cash stock-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see the “Forward-Looking Statements” heading below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its first quarter results today, April 27, 2011, at 10:00 AM Eastern Time.  To participate in the call, please dial 1-888-713-3596 for U.S. callers and 1-913-312-1443 for international callers. The call-in pass code is 3676330. Callers who intend to participate in the call should dial in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s web site, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above.  The telephone replay will be available through May 11, 2011.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting.  However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts.  As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business.  The Company makes available reconciliations of its operating income (loss), a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site.  In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading Business Outlook, includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct.  Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in digital, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, barter, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates and distributions from equity investments.  These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, ongoing economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt TV broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; potential liabilities related to the Company’s guarantee of the debt obligations of its joint venture with NBCUniversal; risks associated with acquisitions, including integration of acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners LLC and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media, along with its subsidiaries, is a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations, interactive television station and niche web sites, and mobile platforms in 17 U.S. markets. LIN Media’s online advertising business, RMM, leverages unique technology, new product innovation and customized interactive and mobile advertising solutions to deliver measurable results to local, regional and national clients.

LIN TV Corp. is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.linmedia.com.

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– financial tables follow –

LIN TV Corp.
Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
	2011	2010
	(in thousands, except per share data)

Net revenues	$92,640	$91,845

Operating costs and expenses:
Direct operating	31,033	29,305
Selling, general and administrative	26,883	25,424
Amortization of program rights	5,589	6,206
Corporate	6,481	5,184
General operating expenses	69,986	66,119

Depreciation, amortization and other operating charges (benefits):
Depreciation	6,500	7,100
Amortization of intangible assets	273	409
Restructuring charge	-	2,118
Loss (gain) from asset dispositions	255	(181)
Operating income	15,626	16,280

Other expense:
Interest expense, net	12,932	11,715
Share of loss in equity investments	613	-
(Gain) loss on derivative instruments	(620)	9
Loss on extinguishment of debt	142	-
Other expense (income), net	1	(710)
Total other expense, net	13,068	11,014

Income before provision for income taxes	2,558	5,266
Provision for income taxes	972	1,765
Net income	$1,586	$3,501

Basic income per common share:
Net income	$0.03	$0.07

Weighted-average number of common shares outstanding used in calculating basic income per common share	54,983	52,827

Diluted income per common share:
Net income	$0.03	$0.06

Weighted-average number of common shares outstanding used in calculating diluted income per common share	56,545	54,475

LIN TV Corp.
Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2011	2010
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$26,775	$11,648
Accounts receivable, less allowance for doubtful accounts (2011 - $2,737; 2010 - $2,233)	75,273	82,486
Other current assets	10,166	5,921
Total current assets	112,214	100,055
Property and equipment, net	149,950	154,127
Deferred financing costs	7,012	7,759
Goodwill	117,259	117,259
Broadcast licenses and other intangible assets, net	397,007	397,280
Other assets	13,933	13,989
Total assets	$797,375	$790,469

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$5,595	$9,573
Accounts payable	7,803	8,003
Accrued expenses	50,518	42,353
Program obligations	9,711	9,528
Total current liabilities	73,627	69,457
Long-term debt, excluding current portion	614,052	613,687
Deferred income taxes, net	186,926	185,997
Program obligations	6,245	7,240
Other liabilities	44,404	45,520
Total liabilities	925,254	921,901

Stockholders' deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized,
Issued: 32,587,874 and 32,509,759 shares as of March 31, 2011 and December 31, 2010, respectively
Outstanding: 31,715,056 and 31,636,941 shares as of March 31, 2011 and December 31, 2010, respectively	295	294
Class B common stock, $0.01 par value, 50,000,000 shares authorized,
23,502,059 shares as of March 31, 2011 and December 31, 2010, issued and outstanding;
convertible into an equal number of shares of Class A or Class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of
March 31, 2011 and December 31, 2010, issued and outstanding;
convertible into an equal number of shares of Class A common stock	-	-
Treasury stock, 872,818 shares of Class A common stock as of March 31, 2011 and December 31, 2010, at cost	(7,869)	(7,869)
Additional paid-in capital	1,111,661	1,109,814
Accumulated deficit	(1,204,381)	(1,205,967)
Accumulated other comprehensive loss	(27,820)	(27,939)
Total stockholders' deficit	(127,879)	(131,432)
Total liabilities and stockholders' deficit	$797,375	$790,469

LIN TV Corp.
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
	2011	2010
	(in thousands)
OPERATING ACTIVITIES:
Net income	$1,586	$3,501
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	6,500	7,100
Amortization of intangible assets	273	409
Amortization of financing costs and note discounts	1,029	1,328
Amortization of program rights	5,589	6,206
Program payments	(6,753)	(7,071)
Loss on extinguishment of debt	142	-
(Gain) loss on derivative instruments	(620)	9
Share of loss in equity investments	613	-
Deferred income taxes, net	929	1,847
Stock-based compensation	1,557	1,151
Loss (gain) from asset dispositions	255	(181)
Other, net	119	(329)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	7,213	2,719
Other assets	(5,025)	1,100
Accounts payable	(200)	193
Accrued interest expense	11,061	6,851
Other liabilities and accrued expenses	(2,174)	(3,219)
Net cash provided by operating activities	22,094	21,614

INVESTING ACTIVITIES:
Capital expenditures	(2,607)	(4,045)
Proceeds from the sale of assets	40	180
Payments on derivative instruments	(644)	-
Shortfall loan to joint venture with NBCUniversal	-	(3,121)
Net cash used in investing activities	(3,211)	(6,986)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	290	-
Proceeds from borrowings on long-term debt	-	4,000
Principal payments on long-term debt	(3,978)	(20,059)
Payment of long-term debt issue costs	(68)	-
Net cash used in financing activities	(3,756)	(16,059)

Net increase (decrease) in cash and cash equivalents	15,127	(1,431)
Cash and cash equivalents at the beginning of the period	11,648	11,105
Cash and cash equivalents at the end of the period	$26,775	$9,674